As filed with the Securities and Exchange Commission on November 2, 2006

Registration No. 333-______

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

STERLING FINANCIAL CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania (State or Other Jurisdiction of Incorporation or Organization)	23-2449551 (I.R.S. Employer Identification No.)

101 North Pointe Boulevard

Lancaster, Pennsylvania 17601

(Address of Principal Executive Offices) (Zip Code)

Sterling Financial Corporation 2006 Equity Compensation Plan

(Full title of the Plan)

Copy To:
J. Roger Moyer, Jr.	Jean Svoboda, General Counsel
President, Chief Executive Officer	and Secretary
Sterling Financial Corporation	Sterling Financial Corporation
101 North Pointe Boulevard	1097 Commercial Avenue
Lancaster, Pennsylvania 17601-4133	East Petersburg, Pennsylvania 17520-0038
(Name and Address of Agent For Service)

(717) 581-6005 (Telephone Number, including area code, of agent for service)	(717) 735-4908

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, $5.00 par value per share	2,500,000	$22.625	$56,562,500.00	$6,052.19

(1)

This Registration Statement shall also cover any additional shares of Registrant’s common stock in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the outstanding shares of Registrant’s common stock.

(2)

Calculated solely for the purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, based upon the average of the high and low prices of the Registrant’s common stock as reported on the Nasdaq Stock Market on October 27, 2006.

TABLE OF CONTENTS

PART I		1

PART II

Item 3.	Incorporation of Documents by Reference	2

Item 4.	Description of Securities	2

Item 5.	Interests of Named Experts and Counsel	2

Item 6.	Indemnification of Directors and Officers	2

Item 7.	Exemption from Registration Claimed	3

Item 8.	Exhibits	3

Item 9.	Undertakings	3

SIGNATURES		5

EXHIBIT INDEX		7

EXHIBIT 4.1	Amended Articles of Incorporation

EXHIBIT 4.2	Amended and Restated Bylaws

EXHIBIT 5	Opinion of Counsel

EXHIBIT 23.1	Consent of Independent Registered Public Accounting Firm

EXHIBIT 23.2	Consent of Counsel

EXHIBIT 24	Power of Attorney

EXHIBIT 99.1	Sterling Financial Corporation 2006 Equity Compensation Plan

PART I

Information Required in the

Section 10(a) Prospectus

The documents containing the information specified in Part I of Form S-8 (plan information and registrant information and employee plan annual information) will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). Such documents need not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

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PART II

Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference.

Sterling Financial Corporation (the “Registrant”) hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “Commission”):

(a)

The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 filed with the Commission on March 15, 2006 pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(b)	All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (a) above; and
(c)

The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form S-3 (No. 33-55131) filed with the Commission on August 18, 1994, and as amended by Registrant’s Rule 424(b) prospectus, filed with the Commission on December 23, 1998, and by Amendment No. 1 filed with the Commission on January 16, 2001, and as amended and restated on Form S-3/A, filed with the Commission on June 26, 2003, and including any other amendments or reports filed for the purpose of updating such description.

All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such statements as set forth therein. Unless expressly incorporated into this Registration Statement, a report furnished on Form 8-K prior or subsequent to the date hereof shall not be incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Certain legal matters in connection with the Plan have been passed upon for Sterling Financial Corporation by Jean Svoboda, Vice President, Secretary and General Counsel of Sterling Financial Corporation. As of October 31, 2006, Ms. Svoboda owns options to purchase shares of Sterling Financial Corporation’s common stock.

Item 6. Indemnification of Directors and Officers.

The general corporate law of the Commonwealth of Pennsylvania, as applicable to the Registrant, together with the Registrant’s By-laws, provides the Registrant’s officers and directors with a broad range of limitation from liability and indemnification for actions and inactions in connection with the performance of their duties. Aside from matters involving criminal statutes or tax laws, directors are not personally liable for monetary damages for any action or inaction taken unless the director has breached or failed to perform his or her duties of office and such breach or failure constitutes willful misconduct or recklessness. The Registrant’s officers and directors are entitled to be indemnified if they are named as a party or threatened to be named as a party to any type of proceeding as a result of actions or inactions taken while in the course of their association with the Registrant provided that such action or inaction was in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the Registrant. Officers and directors of the Registrant will be presumed to be entitled to this indemnification absent breaches of fiduciary duty, lack of good faith or self-dealing and will be entitled to be indemnified unless their conduct is determined by a court to have constituted willful misconduct or recklessness.

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To the extent that a director or officer of the Registrant has been successful on the merits or otherwise in defense of any action or proceeding relating to third party actions relating to derivative actions or in defense of any, claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred in connection therewith.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant acknowledges that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit Number		Incorporated by Reference				Filed Herewith

	Exhibit Description	Form	File No.	Exhibit	Filing Date

4.1	Amended Articles of Incorporation of Sterling Financial Corporation, as currently in effect.	8-K	000-16276	3(i)	April 30, 2002
4.2	Amended and Restated Bylaws of Sterling Financial Corporation, as currently in effect.	10-Q	000-16276	3(ii)	May 10, 2005
5	Opinion and Consent of Jean Svoboda, General Counsel					X
23.1	Consent of Ernst & Young LLP					X
23.2	Consent of Jean Svoboda, General Counsel (contained in Exhibit 5)					X
24	Power of Attorney (incorporated by reference to the Signature Page of this Registration Statement)					X
99.1	Sterling Financial Corporation 2006 Equity Compensation Plan					X

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement - notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the Securities Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City Lancaster, Commonwealth of Pennsylvania, on October 24, 2006.

Sterling Financial Corporation
By:	/s/ J. Roger Moyer, Jr.

J. Roger Moyer, Jr. President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officers and directors of Sterling Financial Corporation, a Pennsylvania corporation, do hereby constitute and appoint J. Roger Moyer, Jr. and Jean Svoboda and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Glenn R. Walz	Chairman of the Board	October 24, 2006

Glenn R. Walz

/s/ W. Garth Sprecher	Vice Chairman of the Board	October 24, 2006

W. Garth Sprecher

/s/ J. Roger Moyer, Jr.	President, Chief Executive Officer and Director	October 24, 2006

J. Roger Moyer, Jr.

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Signature	Title	Date

/s/ Tito L. Lima	Chief Financial Officer	October 24, 2006

Tito L. Lima

/s/ Dorothy R. Gallagher	Principal Accounting Officer	October 24, 2006

Dorothy R. Gallagher

/s/ Richard H. Albright, Jr.	Director	October 24, 2006

Richard H. Albright, Jr.

	Director	October __, 2006

Michael A. Carenzo

/s/ Anthony D. Chivinski	Director	October 24, 2006

Anthony D. Chivinski

/s/ Bertram F. Elsner	Director	October 24, 2006

Bertram F. Elsner

/s/ Howard E. Groff, Jr.	Director	October 24, 2006

Howard E. Groff, Jr.

/s/ Joan R. Henderson	Director	October 24, 2006

Joan R. Henderson

/s/ Terrence L. Hormel	Director	October 24, 2006

Terrence L. Hormel

/s/ David E. Hosler	Director	October 24, 2006

David E. Hosler

/s/ William E. Miller, Jr.	Director	October 24, 2006

William E. Miller, Jr.

/s/ John E. Stefan	Director	October 24, 2006

John E. Stefan

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EXHIBIT INDEX

Incorporated by Reference

Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Herewith

4.1	Amended Articles of Incorporation of Sterling Financial Corporation, as currently in effect.	8-K	000-16276	3(i)	April 30, 2002
4.2	Amended and Restated Bylaws of Sterling Financial Corporation, as currently in effect.	10-Q	000-16276	3(ii)	May 10, 2005
5	Opinion and Consent of Jean Svoboda, General Counsel					X
23.1	Consent of Ernst & Young LLP					X
23.2	Consent of Jean Svoboda, General Counsel (contained in Exhibit 5)					X
24	Power of Attorney (incorporated by reference to the Signature Page of this Registration Statement)					X
99.1	Sterling Financial Corporation 2006 Equity Compensation Plan					X